UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2024

10x Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39035	45-5614458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6230 Stoneridge Mall Road
Pleasanton, California 94588
(925) 401-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	TXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 15, 2024, Chief Commercial Officer James Wilbur and 10x Genomics, Inc. (the “Company”) entered into a Transition and Separation Agreement (the “Agreement”) pursuant to which Dr. Wilbur will depart the Company on February 1, 2024. Dr. Wilbur's departure is not due to any disagreement with the Company’s management team, operations, financial statements, policies or procedures.

Pursuant to the Agreement, Dr. Wilbur will be awarded a one time severance payment of an amount equal to six months of his base salary and a one time COBRA-related payment of $14,335. Dr. Wilbur will not receive an annual performance bonus for the full year 2023. Such payments and benefits are conditioned upon Dr. Wilbur continuing to comply with certain obligations applicable to him and, upon execution and termination, delivery and non-revocation of a general release of claims.

The above description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2023.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10x Genomics, Inc.

	By:	/s/ Eric S. Whitaker
	Name:	Eric S. Whitaker
	Title:	Chief Legal Officer

Date: January 16, 2024